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                                                                    Exhibit 16.1

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
[Birman Managed Care Logo]      BDO Seidman, LLP                1900 Avenue of the State, 11th Floor
                                Accountants and Consultants     Los Angeles, California 90067
                                                                Telephone: (310) 557-0300
                                                                Fax: (310) 557-1777
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549



Re: Birman Managed Care, Inc. Report on Form 10-QSB


We have read Item 5 of Birman Managed Care, Inc's Form 10-QSB dated February 17, 1998, and we are in agreement with the information contained therein insofar as it relates to BDO Seidman, LLP. However, it should be noted that BDO Seidman, LLP, has not been associated with Birman Managed Care, Inc's interim financial statements or other SEC filings subsequent to June 30, 1997.



                                       Very truly yours,



                                       BDO Seidman, LLP